SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549


                                   FORM 8-K/A


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               SEPTEMBER 24, 2001
                                 Date of Report
                        (Date of earliest event reported)

                              EVOLVE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


        000-31155                                   94-3219745
   (Commission File No.)                (IRS Employer Identification Number)


                           1400 65TH STREET, SUITE 100
                          EMERYVILLE, CALIFORNIA 94608
                    (Address of Principal Executive Offices)


                                  510-428-6000
              (Registrant's Telephone Number, Including Area Code)



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ITEM 5.     OTHER EVENTS
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     On  September  24, 2001, Evolve Software, Inc., a Delaware corporation (the
"Company"), issued a press release announcing that it has entered into an agreement to sell shares of its Series A Preferred Stock and warrants to purchase additional shares of its Series A Preferred Stock and Common Stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

     SERIES A PREFERRED STOCK PURCHASE AGREEMENT. (1) Pursuant to the Series A Preferred Stock Purchase Agreement (the "Purchase Agreement") attached hereto as
Exhibit 10.1, dated as of September 23, 2001, by and between the Company, Warburg Pincus Private Equity VIII, L.P. ("Warburg") and certain other investors named in the Schedule of Purchasers to the Purchase Agreement (collectively, the "Investors"), the Investors agreed to purchase an aggregate of 1.3 million shares of the Company's Series A Preferred Stock (the "Series A Preferred Stock") at a price of $10 per share, with the purchase price to be paid in cash at the closing of the sale of such shares (the "Closing"); (2) the Company agreed issue to the Investors upon the Closing warrants to purchase up to an aggregate of 1.3 million additional shares of Series A Preferred Stock at a price of $10 per share in cash, which warrants are exercisable for up to one year after the Closing under certain circumstances, in the forms attached hereto as Exhibit 10.2 ("Preferred Stock Warrants"); (3) the Company agreed to issue to the Investors upon the Closing warrants to purchase up to 6,500,000 shares of Common Stock at a price of $1.00 per share in the form attached hereto as
Exhibit 10.3 ("Common Stock Warrants") and (4) the Company agreed to grant to the Investors additional Common Stock Warrants to purchase that number of shares of Common Stock equal to 25% of the number of shares of Common Stock into which the shares of Series A Preferred Stock issued upon exercise of the Preferred Stock Warrants are convertible, at the time such Preferred Stock Warrants are exercised. Each share of Series A Preferred Stock will be convertible into Common Stock at an initial conversion price of $0.50, or at an initial conversion rate of 20 shares of Common Stock for each share of Series A Preferred Stock, subject to certain adjustments as set forth in the Certificate of Designation of Series A Preferred Stock of the Company attached hereto as
Exhibit  10.4  (the  "Certificate  of  Designation").

     The number of shares of Common Stock into which the Series A Preferred Stock is convertible will increase at the rate of 8.00% per year from the date of issue. As a condition to closing under the Purchase Agreement, the Company will file the Certificate of Designation, which provides that the Series A Preferred Stock shall have dividend, liquidation, conversion and voting rights in preference to the Common Stock.

     CONVERSION OF SERIES A PREFERRED STOCK. Pursuant to the Certificate of Designation, the Company may cause all of the shares of Series A Preferred Stock to be automatically converted into Common Stock at any time after the fifth anniversary of the date of initial issuance of such shares, provided that the Company may only cause such automatic conversion if the closing price per share of Common Stock for thirty (30) consecutive trading days ending within ten (10) days of the date on which notice of such automatic conversion is given to the holders of the Series A Preferred Stock shall have been at least $5.00, as adjusted for any stock splits, stock dividends and similar events. All shares of Series A Preferred Stock will also automatically convert into Common Stock at the election of the holders of a majority of the outstanding shares of Series A Preferred Stock. The Series A Preferred Stock may also be converted at any time at the election of each holder.


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     VOTING.  As  set forth in the Certificate of Designation, holders of Series
A Preferred Stock are entitled to vote such stock on an as converted basis (without giving effect to certain adjustments in the conversion ratio subsequent to the Closing Date), together with the holders of Common Stock as a single class with respect to all matters, except under specified circumstances described below under "Board Representation" with respect to the election of directors and under "Change of Control" with respect to certain Change of Control transactions. In addition, the Company will not, without the affirmative vote of the holders of a majority of the outstanding shares of Series A
Preferred Stock, (i) amend or repeal the provisions of the Certificate of Designation; (ii) authorize or issue any shares of a class or series senior to the Series A Preferred Stock or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock senior to the Series A Preferred Stock; (iii) issue any bonds, debentures or notes or incur similar debt obligations, other than trade debt in the ordinary course of business; (iv) pay any dividend on any shares of stock junior to the Series A Preferred Stock or repurchase or redeem any such shares of stock junior to the Series A Preferred Stock, except for repurchases of unvested shares of stock at cost from employees, directors, consultants and other service providers; (v) repurchase any outstanding shares of stock, except for repurchase of shares held by employees pursuant to repurchase agreements approved by the board of directors and redemption of shares of Series A Preferred Stock; (vi) amend the bylaws to increase the authorized number of directors of the Company to more than eight; or (vii) authorize or issue any shares of any class or series of stock on parity with the Series A Preferred Stock or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock on parity with the Series A Preferred Stock provided that such restriction shall no longer be applicable if Preferred Stock Warrants are not exercised to purchase 500,000 or more shares of Series A Preferred Stock prior to the six-month anniversary of the date of first issuance of Series A Preferred Stock.

     BOARD REPRESENTATION. The terms of the Series A Preferred Stock, as set forth in the Certificate of Designation, provide for holders of the Series A
Preferred Stock to elect three members to the Board, voting separately as a class. Except as described in the next sentence, this provision remains in effect for so long as at least 75% of the shares of Series A Preferred Stock issued by the Company outstanding. If less than 75% but at least 50% of the shares of Series A Preferred Stock issued by the Company remain outstanding, or if Warburg does not exercise Preferred Stock Warrants to purchase at least 500,000 shares of Series A Preferred Stock prior to expiration of such warrants, the number of directors to be elected by holders of Series A Preferred Stock voting separately shall be reduced to two. If less than 50% but at least 25% of the shares of Series A Preferred Stock issued by the Company remain outstanding, the number of directors to be elected by holders of the Series A Preferred Stock voting separately shall be reduced to one. If less than 25% of the shares of Series A Preferred Stock issued by the Company remain outstanding, the holders of Series A Preferred Stock will no longer have the right to elect any members of the board of directors voting separately. All other directors will be elected by the holders of the Common Stock and the Series A Preferred Stock voting as a single class. The initial designees of the holders of Series A Preferred Stock, Cary Davis, Nancy Martin and Gayle Crowell, will be appointed to the Board effective as of the Closing. Mr. Davis and Ms. Martin are Members and Managing
Directors of Warburg, Pincus LLC and are Partners of Warburg, Pincus & Co. Ms. Crowell is a full-time adviser of Warburg, Pincus LLC.


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     CHANGE  OF  CONTROL.  Under the Certificate of Designation, the Company may
not consummate any Change of Control Transaction, as defined the Certificate of Designation, without the affirmative vote of holders of a majority of the outstanding shares of Series A Preferred Stock, unless such transaction would result in aggregate consideration paid in respect of such Series A Preferred Stock equal to the original purchase price thereof, plus an internal rate of return equal to at least 50%. In addition, in the event of any Change of Control Transaction, holders of Common Stock Warrants will have the right to deliver such warrants to the Company in exchange for payments equal to the Black-Scholes value of such warrants at the time of such transaction, payable in cash or, subject to certain conditions, Common Stock of the Company.

     PREEMPTIVE RIGHTS. Effective as of the Closing under the Purchase Agreement and subject to certain exceptions, the Company will grant to the purchasers of Series A Preferred Stock rights to maintain their percentage ownership in the Company in the event of future equity issuances by the Company. A copy of the form of Preemptive Rights Agreement providing for such rights is attached as Exhibit 10.5 hereto.

     REGISTRATION OF SHARES OF COMMON STOCK FOR RESALE. Effective as of the Closing under the Purchase Agreement, subject to certain conditions, the Company has agreed to prepare and file with the SEC, upon request of the holders of Series A Preferred Stock after June 1, 2002, registration statements to enable the resale of the shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock (including Series A Preferred Stock issuable upon exercise of the Preferred Stock Warrants), and upon exercise or conversion of the Common Stock Warrants.

     The foregoing summary of the Purchase Agreement and the agreements and transactions contemplated thereby is qualified in its entirety by reference to the Purchase Agreement, and the forms of Preferred Stock Warrants, Common Stock Warrants, Certificate of Designation, Preemptive Rights Agreement, and Registration Rights Agreement, copies of which are set forth as Exhibits 10.1-10.6 hereto and are incorporated herein by reference


ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS
--------     ------------------------------------

                 (c)     Exhibits

                10.1 Series A Preferred Stock Purchase Agreement, dated as of September 23, 2001, by and among the Company, and the Investors.

                10.2 Form of Form A Subscription Warrant and Form of Form B Subscription Warrant.

                10.3     Form  of  Warrant  to Purchase Shares of Common Stock.


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                10.4     Form  of  Certificate  of  Designation  of  Series  A
                         Preferred  Stock  of  the  Company.

                10.5 Form of Preemptive Rights Agreement among the Company and the Investors.

                99.1     Press  Release  dated  September  24,  2001.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 3, 2001              EVOLVE SOFTWARE, INC.


                                    By:  /s/  Kenneth J. Bozzini
                                         ---------------------------------------
                                         Kenneth J. Bozzini
                                         Chief Financial Officer, Vice President
                                         of Finance



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                                INDEX TO EXHIBITS


  EXHIBIT
  NUMBER       DESCRIPTION
----------     -----------------------------------------------------------------


   10.1 Series A Preferred Stock Purchase Agreement, dated as of September 23, 2001, by and among the Company, and the Investors

   10.2 Form of Form A Subscription Warrant and Form of Form B Subscription Warrant.

   10.3        Form  of  Warrant  to  Purchase  Shares  of  Common  Stock.

   10.4 Form of Certificate of Designation of Series A Preferred Stock of the Company.

   10.5        Form  of  Preemptive  Rights  Agreement among the Company and the
               Investors.

   99.1        Press  Release  dated  September  24,  2001.



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